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                                                                     EXHIBIT 3.6

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
               SEMICONDUCTOR COMPONENTS INDUSTRIES PUERTO RICO, INC.

FIRST: The name of the corporation is Semiconductor Components Industries Puerto Rico, Inc.

SECOND: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

THIRD: The name of the corporation's initial agent for service of process in the state of Delaware is:

            The Corporation Trust Company
            1209 Orange Street, New Castle County
            Wilmington, DE  19801

FOURTH: The total number of shares which the Corporation shall have authority to issue is One Thousand (1,000) with $.01 par value.

FIVE:       The name and mailing address of the incorporator are as follows:

            Name:                          Virginia Wilhite
            Mailing Address:               1303 East Algonquin Road
                                           Schaumburg, IL  60196

            I, THE UNDERSIGNED, for the purposes of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 24th day of June, 1999.

                                          /s/ Virginia Wilhite
                                          --------------------
                                          Virginia Wilhite
                                          Incorporator

STATE OF ILLINOIS )
                  ) ss.
COUNTY OF COOK    )

Subscribed and sworn to before me this
____ day of ________________, 1999.


__________________________
Notary Public